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                                 EXHIBIT 11.1

                       COMPUTATION OF PER UNIT EARNINGS


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                                                                       The Company
                                                   ---------------------------------------------------
                                                      Period from         Pro Forma     Three Months
                                                   September 17, 1996    Year Ended        Ended
                                                    to December 31,      December 31,     March 29,
                                                           1996             1996            1997
                                                   ---------------------------------------------------
                                                     (Dollars in thousands, except per unit amounts)
Primary and Fully Diluted:
Weighted average number of units
  outstanding during period                             10,000,000       10,000,000       10,000,000
Incremental units for effect of dilutive
  options and warrants                                           -(1)            -(1)             -(1)
                                                   ---------------------------------------------------
Weighted average units outstanding                      10,000,000       10,000,000       10,000,000
                                                   ===================================================

Income before extraordinary items                          $10,456          $21,424           $4,567
                                                   ===================================================
Net income attributable to members                         $10,456          $21,424           $4,567
                                                   ===================================================
Net income per unit                                        $  1.05          $  2.14           $  .46

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(1) No active trading market exists for the Company's membership units; however, based on management's estimated fair market value of the units, dilution would be less than 3% for each period.